EXHIBIT 4.4
                       THIRD AMENDMENT TO CREDIT AGREEMENT

        This THIRD AMENDMENT TO CREDIT AGREEMENT (this "THIRD AMENDMENT") is dated as of October 24, 1997 (the "EFFECTIVE DATE"), among WEATHERFORD ENTERRA, INC., a Delaware corporation (the "COMPANY"), the several financial institutions party to this Third Amendment (collectively, the "BANKS"; individually, a "BANK"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, successor to Bank of America Illinois, as the documentation agent for the Banks (the "DOCUMENTATION AGENT"), and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as the administrative agent for the Banks (the "ADMINISTRATIVE AGENT"; together with the Documentation Agent, the "AGENTS"). Capitalized terms which are used herein without definition and which are defined in the Credit Agreement referred to below shall have the meanings ascribed to them in the Credit Agreement.

        WHEREAS, reference is made to the Credit Agreement dated as of October 5, 1995, among the Company, the Banks therein named, the Agents and the co-agents therein named, as amended by First Amendment dated as of December 29, 1995, and as further amended by Second Amendment dated as of March 20, 1996 (as the same may be further amended, modified or supplemented and in effect from time to time, the "CREDIT AGREEMENT"); and

        WHEREAS, the Company has requested that the Agents and the Banks agree to certain amendments to the Credit Agreement as herein set forth, and subject to the terms hereof the Agents and the Banks are willing to agree to the Company's requested modifications;

        NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agrees as follows:

        SECTION 1.    AMENDMENTS TO THE CREDIT AGREEMENT.

        1.1    AMENDMENTS TO ARTICLE I.

               (a) The definition of "APPLICABLE MARGIN" set forth in ARTICLE I is hereby amended to read as set forth below:

                      "APPLICABLE MARGIN" means the number of Basis Points (as defined in SECTION 2.02) per annum applicable to Base Rate Loans and Eurodollar Loans as determined pursuant to SECTION 2.02 by reference to
        SCHEDULE 2.02.

               (b) The definitions of "EBIT" and "ADJUSTMENT DATE" set forth in
ARTICLE I are hereby deleted in their entirety.

               (c) The definition of "INTEREST COVERAGE RATIO" set forth in
ARTICLE I is hereby amended by deleting the word "EBIT" and substituting the word "EBITDA" therefor.

               (d) Subsection (a) of the definition of "REVOLVING CREDIT TERMINATION DATE" is hereby amended to read as follows: "(a) October 24, 2002; and".

               (e) The definition of "REVOLVING LOAN BORROWER" is hereby amended to read as set forth below, and all references in the Credit Agreement to "Revolving Loan

Borrower" and "Revolving Loan Borrowers" shall mean Revolving Loan Borrower(s) as defined below:

                      "REVOLVING LOAN BORROWER" means each of the Company and the Subsidiary Borrowers.

        (f) The definition of "WHOLLY-OWNED SUBSIDIARY" is hereby amended to read as set forth below:

               "WHOLLY-OWNED SUBSIDIARY" means any Subsidiary of which 100% of the capital stock (other than directors' qualifying shares required by law) or other equity interests (in the case of Persons other than corporations), is owned, beneficially and of record, by the Company, or by one or more of the other Wholly-Owned Subsidiaries, or both.

        (g) The following definitions are hereby added to ARTICLE I in correct alphabetical order:

                      "EBITDA" means, for the relevant period, the sum of: (a) the consolidated Net Income of the Company and its Consolidated Subsidiaries for such period, (b) non-recurring costs incurred during such period by the Company and its Consolidated Subsidiaries in connection with any Acquisition (including, but without limitation, the Merger) consummated during such period to the extent included in the determination of such consolidated Net Income, (c) consolidated Interest Expense of the Company and its Consolidated Subsidiaries for such period to the extent included in the determination of such consolidated Net Income, (d) all taxes measured by income to the extent included in the determination of such consolidated Net Income, and (e) all amounts treated as expenses for depreciation and the amortization of intangibles of any kind for such period to the extent included in the determination of such Net Income; provided, however, that consolidated Net Income shall be computed for purposes of this definition without giving effect to extraordinary losses or extraordinary gains for such period.

                      "MOODY'S"  means Moody's Investors Service, Inc.

                      "PARENT GUARANTY" means a Guaranty substantially in the form of EXHIBIT "B-1" attached hereto, in favor of the Administrative Agent and the Banks, as the same may be amended, supplemented or otherwise modified from time to time. References to the "Guaranties" or to a "Guaranty" shall, following any execution and delivery by the Company of the Parent Guaranty, be deemed to refer to the Parent Guaranty. Prior to any such execution and delivery by the Company of the Parent Guaranty, any such references shall be given no effect. References to the "Guarantors" or to a "Guarantor" shall, following any execution and delivery by the Company of the Parent Guaranty, be deemed to refer to the Company. Prior to any such execution and delivery by the Company of the Parent Guaranty, any such references shall be given no effect.

                      "RATING" means the rating assigned by the applicable Rating Agency to senior unsecured (non-credit enhanced) long-term debt of the Company.

                      "RATING AGENCIES" means S&P and Moody's, respectively.

                      "S&P" means Standard & Poor's Corporation.

                      "SUBSIDIARY BORROWER" means each Wholly-Owned Subsidiary that has executed and delivered this Agreement (including by means of execution and delivery of a Subsidiary Borrower Counterpart) and has satisfied the requirements of SECTION 4.03.

                      "SUBSIDIARY BORROWER COUNTERPART" means a counterpart in substantially the form of EXHIBIT "I" hereto.

        1.2    AMENDMENTS TO ARTICLE II.

               (a) SECTION 2.01 is hereby amended by adding new SUBSECTIONS (D) and (E) thereto, to read as follows:

                      (d) LOAN ACCOUNTS. The Loans made by each Bank shall be evidenced by one or more accounts or records maintained by such Bank in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to each Borrower and the interest and payments thereon. Any failure so to record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing by such Borrower with respect to the Loans made to such Borrower.

                      (e) NOTES. Upon the request of any Bank made through the Administrative Agent, the Revolving Loans made by such Bank may be evidenced by one or more Revolving Credit Notes, instead of or in addition to loan accounts. Each Bank may endorse on the schedules annexed to its Note(s) the date, amount and maturity of each Loan made by it and the amount of each payment of principal made by or on behalf of the relevant Borrower with respect thereto. Such Bank's endorsement shall be prima facie evidence as to such matters; PROVIDED, HOWEVER, that the failure of a Bank to make, or an error in making, a notation thereon with respect to any Loan shall not limit or otherwise affect the obligations of the Borrowers hereunder or under any such Note to such Bank.

               (b) SECTION 2.02 is hereby amended in its entirety to read as follows:

               2.02 CERTAIN PRICING TERMS. The Applicable Margin and the Commitment Fee, at any time, shall be equal to the applicable number of Basis Points per annum specified in SCHEDULE 2.02 hereto in the column identified by the Level (a "Level") corresponding to the applicable Ratings assigned at such time by the Rating Agencies; provided, however, that (a) if different Ratings are assigned by S&P and Moody's and the Ratings are only one Level apart, then the pricing shall be determined based on the higher of the two Ratings, and (b) if different Ratings are assigned by S&P and Moody's and the Ratings are more than one Level apart, then the pricing shall be at the Level which is one Level higher than the lower of the two Ratings. If any Rating established by a Rating Agency shall be changed, such change shall be effective for purposes of determining the Applicable

        Margin and the Commitment Fee hereunder as of the date on which such change is first announced by the applicable Rating Agency. The Company shall give prompt written notice to the Administrative Agent of any changes to any Ratings. As used herein, "Basis Point" means one one-hundredth of one percent (1/100th of 1%).

        (c) The first sentence of SUBSECTION 2.09(B) is hereby amended to read in its entirety as follows:

               The Company shall also pay to the Administrative Agent for the account of each Bank a fee ("Commitment Fee") on the average daily unused portion of such Bank's Commitment, computed on a quarterly basis in arrears on the last Business Day of each calendar quarter based upon the daily utilization for that quarter as calculated by the Administrative Agent, equal to the applicable number of Basis Points per annum determined in accordance with SECTION 2.02 by reference to
        SCHEDULE 2.02.

        1.3 AMENDMENTS TO ARTICLE IV. The following new SECTION 4.03 is added to the Credit Agreement:

                      4.03 CONDITIONS OF INITIAL CREDIT EXTENSION TO EACH SUBSIDIARY BORROWER. Any Wholly-Owned Subsidiary (other than a Foreign Subsidiary) may become a Subsidiary Borrower. The Banks shall not be required to make any Loan to a Subsidiary Borrower hereunder unless such Subsidiary Borrower has furnished to the Administrative Agent with sufficient copies for the Banks:

                      (a) A Subsidiary Borrower Counterpart executed by such Subsidiary and acknowledged by the Company, together with a schedule of litigation as may be necessary in connection with such Subsidiary making the representations and warranties set forth in SECTION 5.05 of this Agreement, such schedule to be in form and substance satisfactory to the Administrative Agent and each of the Banks;

                      (b) A current certificate of existence and a certificate of good standing (if such a certificate is available for the relevant type of entity organized in such state), both certified by the appropriate governmental officer, in its jurisdiction of organization;

                      (c) Copies, certified by the Secretary or Assistant Secretary of such Subsidiary Borrower, of its Certificate or Articles of Incorporation or other constituent documents, Bylaws (in the case of a corporation) and resolutions authorizing the execution of the Loan Documents to which it is a party;

                      (d) An incumbency certificate, executed by the Secretary or Assistant Secretary of such Subsidiary Borrower, which shall identify by name and title and bear the signature of the officers of the Subsidiary Borrower authorized to sign the Loan Documents to which it is a party and to make borrowings hereunder, upon which certificates the Agent and the Banks shall be entitled to rely until informed of any change in writing by such Subsidiary Borrower;

                      (e) A written opinion of counsel to such Subsidiary Borrower in form and substance satisfactory to the Agent and the Banks, pertaining to such Subsidiary Borrower and the Loan Documents to which it is a party, substantially in the form set forth in EXHIBIT "G-1" and EXHIBIT "G-2" hereto;

                      (f) If requested by Bank(s) acting through the Administrative Agent, Revolving Credit Notes executed by such Subsidiary Borrower and payable to the order of each of the requesting Banks;

                      (g) A Parent Guaranty executed by the Company, together with (i) copies of resolutions of the board of directors of the Company authorizing execution, delivery and performance of the Parent Guaranty,
        (ii) a certificate of the Secretary or Assistant Secretary of the Company certifying the name and the true signature of the officer of the Company authorized to execute and deliver the Parent Guaranty and (iii) an opinion of counsel to the Company, substantially in the form of EXHIBIT G-1 and EXHIBIT G-2 hereto, pertaining to the Parent Guaranty; and

                      (h) Such other documents as the Majority Banks through the Administrative Agent may have reasonably requested.

        1.4    AMENDMENTS TO ARTICLE VI.

               (a) SUBSECTIONS (A) AND (B) of SECTION 6.01 are hereby amended so as to delete all references to consolidating balance sheets and consolidating statements of income, shareholders' equity and cash flows.

               (b) SUBSECTION (C) of SECTION 6.01 is hereby deleted in its entirety.

        1.5    AMENDMENTS TO ARTICLE VII.

               (a) SUBSECTION (L) of SECTION 7.01 is hereby amended by deleting the number "$10,000,000" and inserting the following words in lieu thereof: "an amount equal to fifteen percent (15%) of Net Worth determined as of the last day of the period covered by the financial statements most recently delivered pursuant to SECTION 6.01."

               (b) SUBSECTION (G) of SECTION 7.01 is hereby amended by deleting the number "$2,000,000" and inserting the following number in lieu thereof:
"$10,000,000".

               (c) SUBSECTION (B) of SECTION 7.10 is hereby amended by deleting "40%" and substituting "50%" therefor.

               (d) SECTION 7.11 (Minimum Net Worth) is hereby deleted in its entirety.

               (e) SECTION 7.12 is hereby amended by deleting "2.5 to 1.0" and substituting "3.0 to 1.0" therefor.

               (f) SECTION 7.13 is hereby amended by deleting "five percent (5%)" and substituting "ten percent (10%)" therefor.

        1.6 AMENDMENT TO ARTICLE VIII. A new SUBSECTION (L) is hereby added to
SECTION 8.01 of the Credit Agreement, to read as follows:

               (l) GUARANTOR. Following the execution and delivery of the Parent Guaranty by the Company, the Parent Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or the Company contests the validity or enforceability thereof or denies that it has any further liability or obligation thereunder, or any other Person contests the validity or enforceability thereof.

        1.7 AMENDED SCHEDULE 2.01. SCHEDULE 2.01 to the Credit Agreement is hereby deleted in its entirety and an amended SCHEDULE 2.01 in the form attached hereto is hereby substituted therefor.

        1.8 AMENDED SCHEDULE 2.02. SCHEDULE 2.02 to the Credit Agreement is hereby deleted in its entirety and an amended SCHEDULE 2.02 in the form attached hereto is hereby substituted therefor.

        1.9 AMENDED EXHIBIT "B-1". EXHIBIT "B-1" (form of Parent Guaranty) is hereby deleted in its entirety and an amended EXHIBIT "B-1" in the form attached hereto is hereby, substituted therefor. EXHIBIT "B-2" (form of Domestic Subsidiary Guaranty) is hereby deleted in its entirety.

        1.10 NEW EXHIBIT "I". Exhibit "I" (Subsidiary Borrower Counterpart) is hereby added to the Credit Agreement in the form attached hereto.

        SECTION 2. REPRESENTATIONS AND WARRANTIES. The Company represents and warrants to the Agents and to each of the Banks that:

        2.1 This Third Amendment and the Credit Agreement as amended hereby, has been duly authorized, executed and delivered by the Company and constitute its legal, valid and binding obligations enforceable in accordance with their respective terms (subject, as to the enforcement of remedies, to applicable bankruptcy, reorganization, insolvency, moratorium and similar laws affecting creditors' rights generally and to general principles of equity).

        2.2 The representations and warranties set forth in ARTICLE V of the Credit Agreement are true and correct in all material respects before and after giving effect to this Third Amendment with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly related to an earlier date, in which case they were true and correct in all material respects on and as of such earlier date.

        2.3 As of the date hereof, at the time of and immediately after giving effect to this Third Amendment, no Default or Event of Default has occurred and is continuing.

        SECTION 3. EFFECTIVE DATE. This Third Amendment shall be effective on the date of delivery to the Administrative Agent of (a) this Third Amendment, signed by the Company, the Agents and each of the Banks, and (b) a certificate of the Secretary or Assistant Secretary of the Company, certifying copies of resolutions of the Company's board of directors authorizing execution and delivery of this Third Amendment and certifying the name(s) and true signature(s) of the officer(s) of the Company signing this Third Amendment.

        SECTION 4. EFFECT OF AMENDMENT. This Third Amendment (i) except as expressly provided herein, shall not be deemed to be a consent to the modification or waiver of any other term or condition of the Credit Agreement or of any of the instruments or agreements referred to therein and (ii) shall not prejudice any right or rights which the Administrative Agent or the Banks may now have under or in connection with the Credit Agreement, as amended by this Third Amendment. Except as otherwise expressly provided by this Third Amendment, all of the terms, conditions and provisions of the Credit Agreement shall remain the same. It is declared and agreed by each of the parties hereto that the Credit Agreement, as amended hereby, shall continue in full force and effect, and that this Third Amendment and such Credit Agreement shall be read and construed as one instrument.

        SECTION 5. MISCELLANEOUS. This Third Amendment shall for all purposes be construed in accordance with and governed by the laws of the State of New York. The captions in this Third Amendment are for convenience of reference only and shall not define or limit the provisions hereof. This Third Amendment may be executed in separate counterparts, each of which when so executed and delivered shall be an original, but all of which together shall constitute one instrument. In proving this Third Amendment, it shall not be necessary to produce or account for more than one such counterpart.

                    [SIGNATURES BEGIN ON THE FOLLOWING PAGE]

        NO ORAL AGREEMENTS. THE CREDIT AGREEMENT (AS AMENDED BY THIS THIRD AMENDMENT) AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

        THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

        IN WITNESS WHEREOF, the parties hereto have caused this Third Amendment to be duly executed and delivered by their proper and duly authorized officers as of the date and year first above written.

                                          WEATHERFORD ENTERRA, INC.

                                          By:/s/
                                             -----------------------------------
                                                 Norman W. Nolen
                                                 Senior Vice President, Chief
                                                 Financial Officer and Treasurer

                    (SIGNATURES CONTINUED ON FOLLOWING PAGE)

                                    BANK OF AMERICA  NATIONAL  TRUST AND SAVINGS
                                    ASSOCIATION, as Documentation Agent and as a Bank

                                    By:/s/
                                    --------------------------------------------
                                            Claire Liu
                                            Managing Director

                                    TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as
                                    Administrative Agent and as a Bank

                                    By:/s/
                                    --------------------------------------------
                                            Mona Foch
                                            Vice President

                                    BANK OF MONTREAL

                                    By:/s/
                                    --------------------------------------------
                                            Name:
                                            Title:

                                    THE BANK OF NEW YORK

                                    By:/s/
                                    --------------------------------------------
                                            Name:
                                            Title:

                                    THE BANK OF NOVA SCOTIA

                                    By:/s/
                                    --------------------------------------------
                                            Name:
                                            Title:

                                    THE  BANK  OF  TOKYO-MITSUBISHI,  LTD.,
                                    successor  to The Mitsubishi Bank, Limited

                                    By:/s/
                                    --------------------------------------------
                                            Name:
                                            Title:

                                    THE FUJI BANK, LIMITED

                                    By:/s/
                                    --------------------------------------------
                                            Name:
                                            Title:

                                    NATIONSBANK OF TEXAS, N.A.

                                    By:/s/
                                    --------------------------------------------
                                            Name:
                                            Title:

                                    STANDARD CHARTERED BANK

                                    By:/s/
                                    --------------------------------------------
                                            Name:
                                            Title:

                                    By:/s/
                                    --------------------------------------------
                                            Name:
                                            Title:

                                    WELLS FARGO BANK (TEXAS), NATIONAL
                                    ASSOCIATION, successor to First Interstate
                                    Bank of Texas, N.A.

                                    By:/s/
                                    --------------------------------------------
                                            Name:
                                            Title:

                                    THE YASUDA TRUST AND BANKING COMPANY,
                                    LIMITED

                                    By:/s/
                                    --------------------------------------------
                                            Name:
                                            Title:

                                  SCHEDULE 2.01
                                  -------------

                                   COMMITMENTS
                                   -----------
                               AND PRO RATA SHARES
                               -------------------

                                                       REVOLVING LOAN   PRO RATA
                   BANK                                  COMMITMENT      SHARE
                   ----                                  ----------      -----

Bank of America National Trust and Savings
Association (Agent) ...............................    $ 27,500,000     13.7500%

Texas Commerce Bank National Association
(Agent) ...........................................    $ 27,500,000     13.7500%

Bank of Montreal (Co-Agent) .......................    $ 20,000,000     10.0000%

The Bank of Tokyo-Mitsubishi, Ltd. ................
(Co-Agent) ........................................    $ 20,000,000     10.0000%

The Bank of New York ..............................    $ 15,000,000      7.5000%

The Bank of Nova Scotia ...........................    $ 15,000,000      7.5000%

The Fuji Bank, Limited ............................    $ 15,000,000      7.5000%

NationsBank of Texas, N.A .........................    $ 15,000,000      7.5000%

Standard Chartered Bank ...........................    $ 15,000,000      7.5000%

Wells Fargo Bank (Texas), National
Association .......................................    $ 15,000,000      7.5000%

The Yasuda Trust and Banking Company,
Limited ...........................................    $ 15,000,000      7.5000%
                                                       ------------    --------

        TOTAL .....................................    $200,000,000    100.0000%

                                  SCHEDULE 2.02
                                  -------------

                                  PRICING CHART
                                  -------------

--------------------------------------------------------------------------------
                          Level I   Level II   Level III    Level IV    Level V

--------------------------------------------------------------------------------
Senior unsecured           A-/A3 or    BBB+/       BBB/      BBB-/     BB+/Ba1
long-term debt ratings      Better     Baa1        Baa2      Baa3      or Lower

--------------------------------------------------------------------------------
Eurodollar Rate Margin
(Basis Points)              25.0       27.5       30.0       37.5       62.5
--------------------------------------------------------------------------------
Base Rate Margin (Basis
Points)                      0.0        0.0        0.0        0.0        0.0
--------------------------------------------------------------------------------
Commitment Fee (Basis
Points)                      9.0       10.0       15.0       17.5       20.0
--------------------------------------------------------------------------------

                                   EXHIBIT "I"

                         SUBSIDIARY BORROWER COUNTERPART

                              Date:________ , 199__

Texas Commerce Bank National
 Association, as Administrative Agent

        Re: CREDIT AGREEMENT dated as of October 5, 1995, as amended, among WEATHERFORD ENTERRA, INC., a Delaware corporation (the "COMPANY"), the several financial institutions party thereto (collectively, the "BANKS"), BANK OF AMERICA NATIONAL TRUST AND SAVINGS ASSOCIATION, as the documentation agent for the Banks, and TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as the administrative agent for the Banks

Ladies and Gentlemen:

        Reference is made to the Credit Agreement described above. All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement.

        The undersigned, [NAME OF SUBSIDIARY BORROWER] , a [JURISDICTION OF ORGANIZATION] [TYPE OF ENTITY] , hereby elects to be a Subsidiary Borrower for purposes of the Credit Agreement, effective from the date hereof. The undersigned confirms that the representations and warranties made by Borrowers under ARTICLE V of the Credit Agreement are true and correct in all material respects as to the undersigned as of the date hereof (except such representations and warranties which expressly refer to an earlier date, which are true and correct in all material respects as of such earlier date), and the undersigned hereby agrees to perform all the obligations of a Subsidiary Borrower under, and to be bound in all respects by the terms of, the Credit Agreement, including without limitation, SECTION 10.18 thereof, as if the undersigned were a signatory party thereto.

        The address to which all notices to the undersigned under the Credit Agreement should be directed is: . This instrument shall be construed in accordance with and governed by the laws of the State of New York (without regard to principles of conflicts of laws) and applicable federal law.

        This Subsidiary Borrower Counterpart shall be effective as to the undersigned on the satisfaction of the conditions precedent set forth in SECTION
4.03 of the Credit Agreement.

                                                   Very truly yours,

                                                       [SUBSIDIARY BORROWER]

                                                   By___________________________
                                                   Name:
                                                   Title:

                              Exhibit "I" - Page 1

GUARANTOR ACKNOWLEDGMENT

        The undersigned hereby agrees and confirms (i) that [SUBSIDIARY BORROWER] is a Subsidiary Borrower for purposes of the Credit Agreement described above, and (ii) that the Parent Guaranty executed by it in favor of the Banks and the Agent continues in full force and effect on and after the execution and effectiveness hereof.

 WEATHERFORD ENTERRA, INC.

 By:______________________
 Name:
 Title:

 TEXAS COMMERCE BANK NATIONAL ASSOCIATION, as
 Administrative Agent, hereby accepts the foregoing Subsidiary Borrower Counterpart

 By:______________________
 Name:
 Title: